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                                 April 17, 2000


V-ONE Corporation
20250 Century Boulevard, Suite 300
Germantown, Maryland  20874

            Re:   V-ONE Corporation
                  Registration Statement on Form S-3
Ladies/Gentlemen:

      We have acted as counsel to V-ONE Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3, Registration Number 333-_____ ("Registration Statement"), under the Securities Act of 1933, as amended, covering the resale of 3,350,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Corporation issuable upon exercise of warrants held by holders of the Company's Series C Preferred Stock ("Series C Warrants"), 1,287,554 shares of Common Stock issuable upon conversion of the Company's Series B Convertible Preferred Stock ("Series B Stock"), 219,957 shares of Common Stock issuable upon exercise of warrants held by TBCC Funding Trust II ("TBCC Warrants") and 500,000 shares held directly by Cranshire Capital, L.P.

      We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

      Based on the foregoing, we are of the opinion that the 500,000 shares of Common Stock held by Cranshire Capital, L.P. are duly and validly issued, fully paid and nonassessable, and that the 3,350,000 shares of Common Stock issuable pursuant to the Series C Warrants, when issued in accordance with the terms of the Series C Warrants, the 1,287,554 shares of Common Stock issuable pursuant to




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V-ONE Corporation
April 17, 2000
Page 2



the Series B Stock, when issued in accordance with the terms of the Certificate of Designations of the Series B Stock, and the 219,957 shares of Common Stock issuable pursuant to the TBCC Warrants, when issued in accordance with the terms of the TBCC Warrants, will be duly and validly issued, fully paid and nonassessable.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                    Sincerely,

                                    /s/ KIRKPATRICK & LOCKHART LLP
                                    ------------------------------
                                    KIRKPATRICK & LOCKHART LLP